Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company’s previously filed Registration Statement on Form S-8, File No. 333-76521.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Atlanta, Georgia
March 20, 2003